UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, Thorofare, NJ	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 31, 2012, Checkpoint Systems, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).  The shareholders: (i) elected the Company’s nominees as directors; (ii) approved an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares; (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iv) ratified the appointment of Pricewaterhouse Coopers, LLP as the Company’s independent auditors.  Of the 40,419,516 shares of the Company’s common stock entitled to vote at the meeting a total of 37,989,589 shares (93.99%) were represented at the meeting in person or by proxy.  The voting results for each proposal are set forth below.

           Proposal No. 1 - Election of Directors
The shareholders elected three Class III directors to each serve a three-year term until the 2015 Annual Meeting of Shareholders.  The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
George Babich, Jr.	21,883,540	12,499,207	3,606,842
Julie S. England	26,961,604	7,421,143	3,606,842
Sally Pearson	24,269,165	10,113,582	3,606,842

           Proposal No. 2 – Approval of an Amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares:

For	Against	Abstentions	Broker Non-Votes
30,282,001	3,813,461	287,285	3,606,842

           Proposal No. 3 - An advisory vote on executive compensation was approved. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
28,673,247	5,656,165	53,335	3,606,842

           Proposal No. 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2012
           The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012 was ratified.
           The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
36,286,757	1,681,457	21,375	0

Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Date: June 4, 2012	By:	/s/ John R. Van Zile
Name: John R. Van Zile
Title: Senior Vice President, General Counsel and Secretary